Exhibit 24.01

POWER OF ATTORNEY

The undersigned constitutes and appoints Steven M. Neil and Stephen E. Kim, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement on Form S-8 of Diamond Foods, Inc., and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Signature	Title	Date

/s/ Michael J. Mendes	Michael J. Mendes (Principal Executive Officer)	September 26, 2011

/s/ Steven M. Neil	Steven M. Neil (Principal Financial and Accounting Officer)	September 26, 2011

/s/ Laurence M. Baer	Director	September 26, 2011

/s/ Edward A. Blechschmidt	Director	September 26, 2011

/s/ Robert M. Lea	Director	September 26, 2011

/s/ John J. Gilbert	Director	September 26, 2011

/s/ Joseph P. Silveira	Director	September 26, 2011

/s/ Glen C. Warren, Jr.	Director	September 26, 2011

/s/ Richard G. Wolford	Director	September 26, 2011

/s/ Robert J. Zollars	Director	September 26, 2011